CERTIFICATE OF INCORPORATION
                                       OF
                        SOUTHERN BANCSHARES (N.C.), INC.

                                    ARTICLE I

                  The name of the corporation is Southern BancShares (N.C.), Inc.

                                   ARTICLE II

                  The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the corporation is to operate as a one-bank or as a multi-bank holding company and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                  The aggregate number of shares which the corporation shall have authority to issue is One Million Four Hundred Twenty-One Thousand Six Hundred Sixty-One (1,421,661) shares divided into four classes. The designation, the number of authorized shares and the par value of the shares of each class are as follows:
                                             Number           Par Value
Class                                      of Shares          Per Share
------------------------------------------------------------------------
Common                                      158,485            $  5.00
$2 Cumulative Preferred                       2,060             $35.00
Series B, Non-Cumulative
  Convertible Preferred                     840,744             $10.00
Series C, Non-Cumulative
  Convertible Preferred                     420,372             $10.00

The preferences, limitations and relative rights of the shares of each class are as follows:

Common - The common stock has one (1) vote for each share outstanding and, as to dividends and liquidation, is subject to the specific preferences of the various classes of preferred stock. No dividend shall be paid on the common stock in any calendar quarter after the first calendar quarter of 1987 in which a dividend is not paid on Series B, Non-Cumulative Convertible Preferred stock and on Series C, Non-Cumulative Convertible Preferred stock.

$2 Cumulative Preferred - Dividends are payable on a cumulative, quarterly basis in cash at the rate of $2 per annum. Each share is entitled to one (1) vote. All or part of the $2 Cumulative Preferred stock is callable, at the discretion of the corporation, for redemption in cash for an amount of $50 per share plus accrued and unpaid dividends. Redemption, if elected by the corporation, shall be accomplished by prior written notice of at least thirty (30) days and once notice is given and the effective date of redemption has passed, no further dividends shall accrue and the $2 Cumulative Preferred shareholders shall have no further rights except to receive the redemption amount, without interest, on the redemption date upon surrender of the shareholder's certificate(s). The $2 Cumulative Preferred stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Series B, Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash, pursuant to the Schedule of Dividends on Series B and Series C Non-Cumulative Convertible $10 Par Preferred Stock set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series B stock. The first dividend on Series B stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series B stock are entitled to one (1) vote for each thirty-eight (38) shares of Series B stock. Series B stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight
(38) shares of Series B stock at any time following the issuance of Series B stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series B stock by the corporation. The Series B stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Series C, Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash, pursuant to the Schedule of Dividends on Series B and Series C Non-Cumulative Convertible $10 Par Preferred Stock set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series C stock. The first dividend on Series C stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series C stock are entitled to one (1) vote for each thirty-eight (38) shares of Series C stock. Series C stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight
(38) shares of Series C stock at any time following the issuance of Series C stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series C stock by the corporation. At any time during the six (6) month period beginning on the first (1st) day of the sixth (6th) year following the issuance of Series C stock by the corporation and ending on the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation, each Series C shareholder shall have a put option whereby the shareholder can require the corporation to repurchase any or all of said shareholder's Series C shares at a price of $13.25 per share by giving timely written notice of such election to the corporation during the said six (6) month period and by surrendering to the corporation any and all Series C shares with respect to which the put option has been elected on or before the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation. Once such expiration day has passed, Series C shareholders shall have no further rights to receive the put option price of $13.25 per share for Series C stock. The Series C stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Schedule of Dividends on Series B and Series C
Non-Cumulative Convertible $10 Par Preferred Stock

            First           Second         Third          Fourth
 Year       Quarter         Quarter        Quarter        Quarter       Total
 ----       -------         -------        -------        -------       -----
 1 (1987)   $  .06          $  .06         $  .06         $  .06        $  .24
 2             .08             .08            .08            .08           .32
 3             .10             .10            .10            .10           .40
 4             .12             .12            .12            .12           .48
 5             .14             .14            .14            .14           .56
 6             .15             .15            .15            .15           .60
 7             .17             .17            .17            .17           .68
 8             .19             .19            .19            .19           .76
 9             .22             .22            .23            .23           .90

The dividend would remain at $.90 per share per year for the 10th year and beyond.

Dividend and Liquidation Preferences - The dividend preferences for the $2 Cumulative Preferred stock provide for the cumulative payment of dividends in the amount stated for that class which shall be paid before Series B and/or Series C and/or common dividends are declared and paid. Each share of $2 Cumulative Preferred stock shall share pro rata in the first amounts declared available for the payment of preferred dividends based on the then outstanding cumulative amount due on each share of $2 Cumulative Preferred stock. After full payment of the then outstanding cumulative amount due on each share of the said $2 Cumulative Preferred stock, the next amounts declared available for payment of preferred dividends shall be paid to the Series B and Series C shareholders pro rata, based on the schedule attached hereto as Exhibit A and incorporated herein by reference, but only after affirmative declaration of said amounts on a non-cumulative basis. Upon liquidation, the amounts available for distribution to shareholders shall be applied first to the $2 Cumulative Preferred shareholders' cumulative dividends due, which will be allocated pro rata based on the then outstanding cumulative amounts due for each share of $2 Cumulative Preferred stock; then pro rata based on the par value of each share of $2 Cumulative Preferred stock; then to the dividends due on the Series B and Series C stock allocated pro rata based on the then outstanding amounts due which have been declared, but only on a non-cumulative basis according to the Schedule of Dividends on Series B and Series C Non-Cumulative Convertible $10 Par Preferred Stock set forth above on each share of Series B and Series C; then pro rata to the Series B and Series C shares based on the par value of said shares; then to the common dividends declared and due and then to the outstanding common shares pro rata based on par value.

Protection Against Dilution - The voting privilege of the $2 Cumulative Preferred stock will be proportionately amended in the event of a change in the common stock outstanding by reason of stock split, stock dividend or other like transaction. The voting privilege and the exchange ratio for conversion to common stock of the corporation of the Series B and Series C stock will be proportionately amended in the event of a change in the common stock outstanding by reason of stock split, stock dividend or other like transaction.

Fractional Shares - The conversion privilege of the Series B and Series C stock to common stock of the corporation pertains only to full shares of common stock and the shareholders of Series B and Series C stock shall have the sole responsibility to hold, sell, or otherwise dispose of any shares of Series B or Series C stock in a number less than sufficient to convert into a full share of common stock of the corporation. If, due to stock dividends, stock splits or other like transactions, the required number of shares of Series B or Series C stock to be exchanged for a full share of common stock should be altered to a fractional figure, then upon tender for conversion the corporation shall issue to the tendering shareholder the number of full shares of common stock to which such shareholder's holdings of that particular class of convertible preferred stock entitle him and for anything less than a full share of such class of convertible preferred stock remaining after conversion, the corporation shall pay such shareholder at the rate of the par value per share of such tendered preferred stock plus declared and unpaid dividends, the responsibility remaining with the shareholder to handle any full shares of the said class of preferred stock remaining in any manner the said shareholder desires. No certificates for fractional shares shall be issued in any event.

                                    ARTICLE V

                  In furtherance, and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the corporation, subject to the rights of the shareholders entitled to vote with respect thereto to alter or repeal Bylaws made by the Board of Directors.

                                   ARTICLE VI

                  No Director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify all persons whom it may indemnify pursuant thereto.

                                   ARTICLE VII

                  The name and mailing address of the sole incorporator of the corporation are:

                  Name                              Address

                  David L. Ward, Jr.       Post Office Box 867
                                           New Bern, North Carolina 28560

                                  ARTICLE VIII

                  The name and mailing address of each person who is to serve as a director until the first annual meeting of shareholders or until his successor is elected and qualifies are as follows:
                  Name                    Address
                  B. E. Bryan             Post Office Box 188
                                          Calypso, North Carolina 28325

                  W. A. Potts             122 Crest Drive
                                          Mount Olive, North Carolina 28365

                  Robert S. Williams      Post Office Box 629
                                          Mount Olive, North Carolina 28365

                                   ARTICLE IX

                  The principal place of business of the corporation shall be 100 North Center Street, City of Mount Olive, County of Wayne, State of North Carolina 28365.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of September, 1986.


Witnesseth:

/s/  Carolyn C. McCulley            /s/ David L. Ward, Jr.
------------------------            -----------------------------
                                        David L. Ward, Jr., Sole Incorporator



STATE OF NORTH CAROLINA
COUNTY OF CRAVEN

                  This is to certify that on the 3rd day of September, 1986, before me, a Notary Public, personally appeared DAVID L. WARD, JR., who I am satisfied is the person named in and who executed the foregoing Certificate of Incorporation, and I having first made known to him the contents thereof, he did acknowledge that he signed and delivered the same as his voluntary act and deed for the uses and purposes therein expressed.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal, this the 3rd day of September, 1986.


                                                     /s/  Edna E. Harris
                                                     -------------------
                                                     Notary Public
My Commission Expires:

 January 22, 1991

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                        SOUTHERN BANCSHARES (N.C.), INC.


                  Southern BancShares (N.C.), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  1. That at a Meeting of the Board of Directors of Southern BancShares (N.C.), Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting by consent of the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the article thereof numbered "ARTICLE IV" so that, as amended, said Article shall be and read as follows:

                                   ARTICLE IV

                  The aggregate number of shares which the corporation shall have authority to issue is One Million Four Hundred Twenty-One Thousand Six Hundred Sixty-One (1,421,661) shares divided into four classes. The designation, the number of authorized shares and the par value of the shares of each class are as follows:

                                            Number            Par Value
Class                                      of Shares          Per Share
-----------------------------------------------------------------------
Common                                      158,485             $  5.00
$2 Cumulative Preferred                       2,060              $35.00
Series B - Non-Cumulative
  Convertible Preferred                     840,744             No Par
Series C - Non-Cumulative
  Convertible Preferred                     420,372             No Par

The preferences, limitations and relative rights of the shares of each class are as follows:

Common - The common stock has one (1) vote for each share outstanding and, as to dividends and liquidation, is subject to the specific preferences of the various classes of preferred stock. No dividend shall be paid on the common stock in any calendar quarter after the first calendar quarter of 1987 in which a dividend is not paid on Series B Non-Cumulative Convertible Preferred stock and on Series C Non-Cumulative Convertible Preferred stock.

$2 Cumulative Preferred - Dividends are payable on a cumulative, quarterly basis in cash at the rate of $2 per annum. Each share is entitled to one (1) vote. All or part of the $2 Cumulative Preferred stock is callable, at the discretion of the corporation, for redemption in cash for an amount of $50 per share plus accrued and unpaid dividends. Redemption, if elected by the corporation, shall be accomplished by prior written notice of at least thirty (30) days and once notice is given and the effective date of redemption has passed, no further dividends shall accrue and the $2 Cumulative Preferred shareholders shall have no further rights except to receive the redemption amount, without interest, on the redemption date upon surrender of the shareholder's certificate(s). The $2 Cumulative Preferred stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Series B Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash pursuant to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible No Par Preferred Stock" set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series B stock. The first dividend on Series B stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series B stock are entitled to one (1) vote for each thirty-eight (38) shares of Series B stock. Series B stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight
(38) shares of Series B stock at any time following the issuance of Series B stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series B stock by the corporation. The Series B stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Series C Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash, pursuant to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible No Par Preferred Stock" set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series C stock. The first dividend on Series C stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series C stock are entitled to one (1) vote for each thirty-eight (38) shares of Series C stock. Series C stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight
(38) shares of Series C stock at any time following the issuance of Series C stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series C stock by the corporation. At any time during the six (6) month period beginning on the first day of the sixth (6th) year following the issuance of Series C stock by the corporation and ending on the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation, each Series C shareholder shall have a put option whereby the shareholder can require the corporation to repurchase, subject to any required regulatory approval, any or all of said shareholder's Series C shares at a price of $13.25 per share by giving timely written notice of such election to the corporation during the said six (6) month period and by surrendering to the corporation any and all Series C shares with respect to which the put option has been elected on or before the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation. Once such expiration day has passed, Series C shareholders shall have no further rights to receive the put option price of $13.25 per share for Series C stock. The Series C stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

Schedule of Dividends on Series B and Series C
Non-Cumulative Convertible No Par Preferred Stock

           First           Second         Third          Fourth
Year       Quarter         Quarter        Quarter        Quarter       Total
----       -------         -------        -------        -------       -----
1 (1987)   $  .06          $  .06         $  .06         $  .06        $  .24
2              .08            .08            .08            .08           .32
3             .10             .10            .10            .10           .40
4             .12             .12            .12            .12           .48
5             .14             .14            .14            .14           .56
6             .15             .15            .15            .15           .60
7             .17             .17            .17            .17           .68
8             .19             .19            .19            .19           .76
9             .22             .22            .23            .23           .90


The dividend would remain at $.90 per share per year for the 10th year and beyond.

Dividend and Liquidation Preferences - The dividend preferences for the $2 Cumulative preferred stock provide for the cumulative payment of dividends in the amount stated for that class which shall be paid before the Series B and/or Series C and/or common dividends are declared and paid. Each share of $2 Cumulative Preferred stock shall share pro rata in the first amounts declared available for the payment of preferred dividends based on the then outstanding cumulative amount due on each share of $2 Cumulative Preferred stock. After full payment of the then outstanding cumulative amount due on each share of the said $2 Cumulative Preferred stock, the next amounts declared available for payment of preferred dividends shall be paid to the Series B and Series C shareholders pro rata, based on the schedule set forth above entitled, "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible No Par Preferred Stock", but only after affirmative declaration of said amounts on a non-cumulative basis. Upon liquidation, the amounts available for distribution to shareholders shall be applied first to the $2 Cumulative Preferred shareholders' cumulative dividends due, which will be allocated pro rata based on the then outstanding cumulative amounts due for each share of $2 Cumulative Preferred stock; then pro rata based on the par value of each share of $2 Cumulative Preferred stock; then to the dividends due on the Series B and Series C stock allocated pro rata based on the then outstanding amounts due which have been declared, but only on a non-cumulative basis according to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible No Par Preferred Stock" set forth above on each share of Series B and Series C; then pro rata to the Series B and Series C shares based on a liquidation value of $10 of said shares; then to the common dividends declared and due and then to the outstanding common shares pro rata based on par value.

Protection Against Dilution - The voting privilege of the $2 Cumulative Preferred stock will be proportionately amended in the event of a change in the common stock outstanding by reason of stock split, stock dividend or other like transaction. The voting privilege and the exchange ratio for conversion to common stock of the corporation of the Series B and Series C stock will be proportionately amended in the event of a change in the common stock outstanding by reason of stock split, stock dividend or other like transaction.

Fractional Shares - The conversion privilege of the Series B and Series C stock to common stock of the corporation pertains only to full shares of common stock and the shareholders of Series B and Series C stock shall have the sole responsibility to hold, sell, or otherwise dispose of any shares of Series B or Series C stock in a number less than sufficient to convert into a full share of common stock of the corporation. If, due to stock dividends, stock splits or other like transactions, the required number of shares of Series B or Series C stock to be exchanged for a full share of common stock should be altered to a fractional figure, then upon tender for conversion the corporation shall issue to the tendering shareholder the number of full shares of common stock to which such shareholder's holdings of that particular class of convertible preferred stock entitle him and, for anything less than a full share of such class of convertible preferred stock remaining after conversion, the corporation shall pay such shareholder at the rate of the stated capital per share of such tendered preferred stock plus declared and unpaid dividends, the responsibility remaining with the shareholder to handle any full shares of the said class of preferred stock remaining in any manner the said shareholder desires. No certificates for fractional shares shall be issued in any event.

                  2. That thereafter, pursuant to resolution of its Board of Directors a special meeting of the sole stockholder of said corporation was duly held by consent in writing and with waiver of notice in accordance with Sections 228 and 229 of the General Corporation Law of the State of Delaware, at which meeting held by written consent, all outstanding shares of the corporation were voted in favor of the amendment.

                  3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  4. That the capital of said corporation shall not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, Southern BancShares (N.C.), Inc. has caused this certificate to be signed by its President and its Secretary, this the 15th day of October, 1986.


                                          SOUTHERN BANCSHARES (N.C.), INC.


                                          By:       /s/ R. S. Williams
                                                  ---------------------------
                                                   R. S. Williams, President
[Corporate Seal]

ATTEST:

/s/ B. R. Huggins
-------------------------
B. R. Huggins, Secretary

STATE OF NORTH CAROLINA
COUNTY OF WAYNE

                  I, NANCY R. KORNEGAY, a Notary Public, hereby certify that on this 15th day of October, 1986, personally appeared before me R. S. WILLIAMS and
B. R. HUGGINS, each of whom being by me first duly sworn, declared that he or she signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.


                                          /s/Nancy R. Kornegay
                                          -------------------------
                                          Notary Public, Duplin Co.
My Commission Expires:
3-16-90
-------

                              CERTIFICATE OF MERGER
                                       OF
                        SOUTHERN BANCSHARES (N.C.), INC.
                         (a North Carolina corporation)
                                      INTO
                        SOUTHERN BANCSHARES (N.C.) , INC.
                            (a Delaware corporation)

             (PURSUANT TO SECTION 252(c) OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

Southern BancShares (N.C.), Inc. hereby certifies that:

         I. The name and state of incorporation of each of the constituent corporations are:

                  A. Southern BancShares (N.C.), Inc., a North Carolina
                     corporation; and,

                  B. Southern BancShares (N.C.), Inc., a Delaware corporation.

         II. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         III. The name of the surviving corporation is Southern BancShares (N.C.), Inc.

         IV. The Certificate of Incorporation of Southern BancShares (N.C.), Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

         V. The surviving corporation is a corporation of the State of Delaware.

         VI. The executed Agreement and Plan of Merger is on file at the principal place of business of Southern BancShares (N.C.), Inc. at 100 North Center Street, Mount Olive, North Carolina 28365.

         VII. A copy of the Agreement and Plan of Merger will be furnished by Southern BancShares (N.C.), Inc., on request and without cost, to any stockholder of either of the constituent corporations.

         VIII. The authorized capital stock of Southern BancShares (N.C.), Inc., a North Carolina corporation, is: 23,772 shares of Series A Cumulative Preferred, $12.50 par value; 2,060 shares of $2 Cumulative Preferred, $35 par value; and 166,360 shares of Common, $5 par value.

         IX. The merger of Southern BancShares (N.C.), Inc. into Southern BancShares (N.C.), Inc. shall be effective at 2:00 p.m. on December 28, 1986.

         IN WITNESS WHEREOF, Southern BancShares (N.C.), Inc. has caused this Certificate to be signed by its President and attested by its Secretary as of the 8th day of December, 1986.

                                          SOUTHERN BANCSHARES (N.C.), INC.

                                          By:       /s/ R. S. Williams
                                              -------------------------------
                                                   R. S. Williams, President
[Corporate Seal]

Attest:

/s/ B. R. Huggins
-------------------------
B. R. Huggins, Secretary




STATE OF NORTH CAROLINA
COUNTY OF WAYNE

                  I, NANCY R. KORNEGAY, a Notary Public, hereby certify that on this 10th day of December, 1986, personally appeared before me R. S. WILLIAMS and B. R. HUGGINS, each of whom being by me first duly sworn, declared that he or she signed the foregoing document in the capacity indicated, that he or she was authorized so to sign, and that the statements therein contained are true.


                                          /s/Nancy R. Kornegay
                                          -------------------------
                                          Notary Public, Duplin Co.
My Commission Expires:
3-16-90
-------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SOUTHERN BANCSHARES (N.C.), INC.


                  Southern BancShares (N.C.), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  1. That by action of the Board of Directors of the Corporation on January 24, 1996, resolutions were duly adopted setting forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and calling for consideration of the amendment by the shareholders of the Corporation at the next Annual Meeting of Shareholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "ARTICLE IV" so that, as amended, said Article shall be and read as follows:

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is Six Hundred Ten Thousand Eight Hundred Forty-Four (610,844) shares divided into three classes. The designation, the number of authorized shares and the par value of the shares of each class are as follows:

                                                     Number            Par Value
         Class                                      of Shares          Per Share
         -----                                      ---------          ---------
         Common                                      158,485              $5.00
         Series B Non-Cumulative
           Convertible Preferred                     408,728              No Par
         Series C Non-Cumulative
           Convertible Preferred                      43,631              No Par

         The preferences, limitations and relative rights of the shares of each class are as follows:

         Common - The common stock has one (1) vote for each share outstanding and, as to dividends and liquidation, is subject to the specific preferences of the various classes of preferred stock. No dividend shall be paid on the common stock in any calendar quarter after the first calendar quarter of 1987 in which a dividend is not paid on Series B Non-Cumulative Convertible Preferred stock and on Series C Non-Cumulative Convertible Preferred stock.


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

         Series B Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash pursuant to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible Preferred Stock" set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series B stock. The first dividend on Series B stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series B stock are entitled to one (1) vote for each thirty-eight (38) shares of Series B stock held of record. Series B stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight (38) shares of Series B stock at any time following the issuance of Series B stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series B stock by the corporation. The Series B stock does not have class voting privileges except as required by law and has liquidation and dividend preferences and protection against dilution as provided below.

         Series C Non-Cumulative Convertible Preferred - Dividends are payable on a non-cumulative basis in cash, pursuant to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible Preferred Stock" set forth below, solely at the discretion of the corporation; however, in any calendar quarter after the first calendar quarter of 1987, if a dividend is paid on the common stock a dividend must also be paid on the Series C stock. The first dividend on Series C stock shall not be payable until at least the end of the first calendar quarter of 1987. Shareholders of Series C stock are entitled to one (1) vote for each thirty-eight (38) shares of Series C stock held of record. Series C stock is convertible at the election of the holder thereof into $5 par value common stock of the corporation on the basis of one (1) share of common stock for each thirty-eight (38) shares of Series C stock at any time following the issuance of Series C stock by the corporation and for a period of five (5) years thereafter. Such conversion privilege shall cease on the first (1st) day of the sixth (6th) year following the issuance of Series C stock by the corporation. At any time during the six (6) month period beginning on the first day of the sixth (6th) year following the issuance of Series C stock by the corporation and ending on the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation, each Series C shareholder shall have a put option whereby the shareholder can require the corporation to repurchase, subject to any required regulatory approval, any or all of said shareholder's Series C shares at a price of $13.25 per share by giving timely written notice of such election to the corporation during the said six (6) month period and by surrendering to the corporation any and all Series C shares with respect to which the put option has been elected on or before the one hundred eighty-second (182nd) day of the sixth (6th) year following the issuance of Series C stock by the corporation. Once such expiration day has passed, Series C shareholders shall have no further rights to receive the put option price of $13.25 per share for Series C stock. The Series C stock does not have class voting privileges except as required by law and has


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

liquidation and dividend preferences and protection against dilution as provided below.


Schedule of Dividends on Series B and Series C
Non-Cumulative Convertible Preferred Stock

Year
----
1 (1987)     $  .06         $  .06         $  .06        $  .06       $  .24
2               .08            .08            .08           .08          .32
3               .10            .10            .10           .10          .40
4               .12            .12            .12           .12          .48
5               .14            .14            .14           .14          .56
6               .15            .15            .15           .15          .60
7               .17            .17            .17           .17          .68
8               .19            .19            .19           .19          .76
9               .22            .22            .23           .23          .90

The dividend would remain at $.90 per share per year for the 10th year and beyond.

Dividend and Liquidation Preferences - The amounts declared available for payment of preferred dividends shall be paid to the Series B and Series C shareholders pro rata, based on the schedule set forth above entitled "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible Preferred Stock", but only after affirmative declaration of said amounts on a non-cumulative basis. Upon liquidation, the amounts available for distribution to shareholders shall be applied first to the dividends due on the Series B and Series C stock, allocated pro rata based on the then outstanding amounts due which have been declared, but only on a non-cumulative basis, according to the "Schedule of Dividends on Series B and Series C Non-Cumulative Convertible Preferred Stock" set forth above, on each share of Series B and Series C; then pro rata to the Series B and Series C shares based on a liquidation value of $10 of said shares; then to the common dividends declared and due and then to the outstanding common shares pro rata based on par value.

Protection Against Dilution - The voting privilege and the exchange ratio for conversion to common stock of the corporation of the Series B and Series C stock will be proportionately amended in the event of a change in the common stock outstanding by reason of stock split, stock dividend or other like transaction.

Fractional Shares - The conversion privilege of the Series B and Series C stock to common stock of the corporation pertains only to full shares of common stock and the shareholders of Series B and Series C stock shall have the sole responsibility to hold, sell, or otherwise dispose of any shares of Series B or Series C stock in a number less than sufficient to convert into a full share of common stock of the corporation. If, due to stock dividends, stock splits or other like transactions, the required number of shares of Series B or Series C stock to be exchanged for a full share of common stock should be altered to a fractional figure, then upon tender for conversion the corporation shall issue to the tendering shareholder the number of full shares of common stock to which such shareholder's holdings of that particular class of convertible preferred stock entitle him and, for anything less than a full share of such class of convertible preferred stock remaining after conversion, the corporation shall pay such shareholder at the rate of the stated capital per share of such tendered preferred stock plus declared and unpaid dividends, the responsibility remaining with the shareholder to handle any full shares of the said class of preferred stock remaining in any manner the said shareholder desires. No certificates for fractional shares shall be issued in any event.

                  2. That thereafter, pursuant to resolutions of its Board of Directors, the Annual Meeting of the Shareholders of the Corporation was duly called and held on April 17, 1996, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary numbers of shares of each class of preferred stock, each class voting separately as a class, and of all classes of common and preferred stock voting together as a group, were voted affirmatively in favor of the amendment, as required by statute.

                  3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  4. That the effect of the amendment is to reduce the number of authorized shares of the Corporation's $2 preferred stock from 2,060 shares to -0- shares and to delete said class of stock; to reduce the number of authorized shares of its Series B preferred stock from 840,744 shares to 408,728 shares; and to reduce the number of authorized shares of its Series C preferred stock from 420,372 shares to 43,631 shares, for a total aggregate reduction in the number of authorized shares of 810,817 shares.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary, this the 17th day of April, 1996.

                                          SOUTHERN BANCSHARES (N.C.), INC.

                                          By:  /s/ R.S. Williams
                                               -----------------------------
                                                   R. S. Williams, President
ATTEST:

/s/ David A. Bean
------------------------
David A. Bean, Secretary

[CORPORATE SEAL]

STATE OF NORTH CAROLINA
COUNTY OF WAYNE

                  I, SANDY CASHWELL McCARTY, a Notary Public, hereby certify that on this 19th day of April, 1996, personally appeared before me R. S. WILLIAMS, President, and DAVID A. BEAN, Secretary, of SOUTHERN BANCSHARES (N.C.), INC., each of whom being by me first duly sworn, declared that they signed the foregoing document in the capacity indicated, that they were authorized so to sign, that the statements therein contained are true, and that the foregoing document is the act and deed of said Corporation.


                                          /s/ Sandy Cashwell McCarty
                                          --------------------------
                                          Notary Public
My Commission Expires:
October 21, 1997


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